Exhibit 10.12

OPTION AGREEMENT

This Agreement is made as of 28 April, 2016

AMONG

Top Notch Marketing Ltd., a British Columbia company with an office at 201-14881 Marine Drive, White Rock, British Columbia, V4B 1Z2

(“Top Notch”)

R. Ross Blusson, a geologist residing at 470 W. 37’1’ Avenue, Vancouver, British Columbia, V5Y 2N3

(“Blusson”)

Double-U-Em Investments Ltd., 54-35 Mildmay Road, Nanaimo, British Columbia, V9T 4Z3

(“Double-U-Em”)

AND

Far Resources Ltd., a British Columbia company with an office at Unit 114B - 8988 Fraserton Court, Burnaby, British Columbia, V5J 5H8

(“Far”)

WHEREAS:

A.	The Optionors collectively hold a 100% beneficial interest in the Property;

B.	The Concession Holder holds the legal title in the Property;

C.	The Optionors has agreed to grant to option to Far to purchase all of the Optionors’ interest in and to the Property;

NOW THEREORE, IN CONSIDERATION of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration (the receipt and sufficiency of which is hereby mutually acknowledged) the parties agree as follows:

Part 1              INTERPRETATION

1.1.	Definitions. In this Agreement, unless the context otherwise requires:

(a)	“Average Price” means the average of the Shares’ closing prices for the 10 consecutive trading days immediately before the date in question;

(b)	“Completion Date” means the date on which all of the payments and issuances set out in section 2.2 have been made or fulfilled;

(c)	“Concession Holder” means Dalton Dupasquier;

(d)	“Encumbrances” means any lien, claim, charge, pledge, hypothecation, security interest, mortgage, title retention agreement, option or encumbrance of any nature or kind whatsoever;

(e)	“Mineral Exploration” means those activities that Far, in its sole judgment and discretion, may deem advisable for the purpose of ascertaining any facts relating to the occurrence, nature and extent of lithium and related lithium compounds or mineralization in and under the Property and the metallurgical and physical properties of such minerals; including, but not limited to, surface trenching, excavations, geophysical and geochemical surveys, drilling, the sinking of shafts for bulk sampling, and further including the right to use the surface for access, to place and use facilities on the surface and to use water and other surface resources that may be useful or convenient in connection with such activities. Mineral Exploration shall specifically include such testing as may be required for filings with any applicable stock exchange.

(f)	“Optionors” means Top Notch, Blusson and Double-U-Em;

(g)	“Party” and “Parties” means a party and the parties to this Agreement respectively;

(h)	“Property” means the mineral claims situated in the Province of Manitoba as described in Schedule A attached hereto and made a part hereof;

(i)	“Shares” means the voting common shares without par value in the capital of Far;

1.2.	Time of Essence. Time is of the essence of this Agreement.

1.3.	Number and Gender. This Agreement is to be read with all changes in gender or number as required by the context.

1.4.	Headings. The headings in this Agreement are for convenience of reference only and do not affect the interpretation of this Agreement.

1.5.	Currency. Unless otherwise indicated, all dollar amounts referred to in this Agreement are in the lawful currency of Canada.

1.6.	Governing Law. This Agreement, any amendment, addendum or supplement hereto, and all other documents relating hereto will be governed by and construed in accordance with the laws of British Columbia. The parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to or arising from this Agreement.

1.7.	Statutes. Unless otherwise stated, any reference to a statute includes and is a reference to such statute and to the regulations made pursuant to it, with all amendments thereto and in force from time to time, and to any statute or regulations that may be passed which supplement or supersede such statute or such regulations.

1.8.	No Contra Proferentem. The language in all parts of this Agreement shall in all cases be construed as a whole and neither strictly for nor strictly against any of the parties to this Agreement.

Part 2              GRANT AND EXERCISE OF OPTION

2.1.	Grant of Option. The Optionors hereby grant to «Recipient» the sole and exclusive right and Option, upon the terms and conditions in this Agreement, to acquire a 100% right, title, estate and interest in the Property, free and clear of all charges, encumbrances, claims, royalties and net profit interests of whatsoever nature.

2.2.	Exercise of Option. «Recipient» may exercise the Option, subject to the terms and conditions as stated herein, by performing or satisfying all of the following:

(a)	within the 15 days following the execution of this Agreement, paying each of the Optionors $16,666.66 in cash and issuing each of the Optionors 333,333 Shares;

(b)	on the first anniversary of the date of this Agreement, providing the Optionors with aggregate consideration of $300,000 which, at the election of the Optionors, can be satisfied by either:

(i)	paying each of the Optionors $50,000 in cash and issuing each of the Optionors that number of Shares worth $50,000 at the time of issuance, based on the Average Price; or

(ii)	issuing each of the Optionors that number of Shares worth $100,000 at the time of issuance, based on the Average Price; and

(c)	on the second anniversary of the date of this Agreement, providing the Optionors with aggregate consideration of $600,000 which, at the election of the Optionors, can be satisfied by either:

(i)	paying each of the Optionors $100,000 in cash and issuing each of the Optionors that number of Shares worth $100,000 at the time of issuance, based on the Average Price; or

(ii)	issuing each of the Optionors that number of Shares worth $200,000 at the time of issuance, based on the Average Price.

For clarity, the Parties acknowledge and agree that Far shall not have exercised the Option in full nor earn any interest in the Property until all of the conditions set out in this clause are satisfied.

2.3.	Conveyance. Within 10 Business Days of the Completion Date, the Optionors shall deliver to Far any and all transfer documents, duly executed, which are necessary to convey to Far the Optionors’ interest in the Property. If requested by Far, the Optionors shall, at Far’s expense, execute and deliver to a mutually acceptable escrow agent recordable but undated transfer documents which shall be delivered to either (a) Far upon the exercise of the Option; or (b) the Optionors upon the termination of the Option before the Completion Date.

2.4.	Title to Property. The recorded title to the Property shall remain in the name of the Concession Holder until the Completion Date.

2.5.	Issuance of Securities. The Parties hereby agree that the Shares shall be issued in the names of the Optionors or their nominees at the Optionors’ discretion.

2.6.	No Partnership. Nothing herein contained shall be construed as creating a partnership of any kind or as imposing upon any Party any partnership duty, obligation or liability to any other Party hereto.

Part 3              REPRESENTATIONS, WARRANTIES AND CONDITIONS PRECEDENT

3.1.	By All Parties. Each of the Parties hereby represents and warrants to the other Parties that:

(a)	it has full power and capacity to enter into and perform its obligations under this Agreement;

(b)	if a corporation, it has been duly incorporated and validly exists as a corporation in good standing under the laws of its jurisdiction of incorporation;

(c)	all necessary authorizations for the execution, delivery and performance by it of this Agreement in accordance with its terms have been obtained; and

(d)	the execution, delivery and performance of this Agreement complies with its constitution and does not constitute a breach of any law or obligation, or cause a default under any agreement by which it is bound.

3.2.	By the Optionors. The Optionors hereby represent and warrant to Far that:

(a)	Interest and Title. The Optionors are the beneficial owners of a 100% undivided interest collectively in the Property, free and clear of any and all Encumbrances. The Optionors has the full power to hold its interest in the Property and hold recorded or registered title to the Property and no person has any proprietary or other possessory interest in the Property.

(b)	Adverse Notice. The Optionors have not received any notice of the existence of any condemnation, expropriation or similar proceeding respecting the Property.

(c)	Property in Good Standing. The mining concessions forming part of the Property are in good standing and no event, condition or occurrence exists that, after notice or lapse of time or both, would constitute a default under such mining concessions and all required assessment work, reports, fees, duties and payments have been filed or made and are current. There are no pending or unpaid dues, fees, duties or charges of any kind relating to the Property.

3.3.	Conditions Precedent. The obligation of any of the Parties to complete the transactions herein is subject to the approval of this Agreement by the Canadian Securities Exchange.

Part 4              EXPLORATION

4.1.	Grant of License. The Optionors hereby grant to Far an exclusive license to enter upon the Property together with the right to conduct Mineral Exploration on or with respect to the Property during the term of this Agreement.

4.2.	Covenants. Far covenants and agrees with the Optionors that until the Option is exercised or otherwise terminates, Far shall:

(a)	enter the Property at its own risk and expense;

(b)	carry out and record or cause to be carried out and recorded all such assessment work upon the Property as may be required in order to maintain the Property in good standing at all times;

(c)	keep the Property clear of liens and other charges arising from its operations thereon;

(d)	carry on all operations on the Property in a good and miner-like manner and in compliance with all applicable governmental regulations and restrictions;

(e)	pay or cause to be paid any reasonable rates, taxes, duties, royalties, assessments or fees levied with respect to the Property or Far’s operations thereon;

(f)	indemnify and hold the Optionors harmless from any and all liabilities, costs, damages or charges arising from the failure of Far to comply with the covenants contained in this Part 4 or otherwise arising from its operations on the Property;

(g)	allow the Optionors or any duly authorized agent or representative of the Optionors to inspect the Property;

(h)	allow the Optionors access at all reasonable times and intervals to all factual maps, reports, assay results and other factual technical data prepared or obtained by Far in connection with its operations on the Property; and

(i)	provide the Optionors with an annual factual progress report, in writing, with respect to its operations on the Property and shall provide the Optionors with copies of any and all documents filed by Far to record assessment work on the Property.

Part 5              TERMINATION

5.1.	By the Optionors. The Optionors may terminate this Agreement without further notice if Far, after 10 business days has elapsed since receiving a notice from the Optionors advising that Far is in default of this Agreement, fails to remedy such default.

5.2.	By Far. Far may terminate this Agreement by giving 5 days’ written notice to the Optionors, provided Far is not in default of this Agreement at the time.

5.3.	Obligations Upon Termination. Upon termination of this Agreement Far shall:

(a)	vacate the Property within a reasonable time after such termination, but shall have the right of access to the Property for a period of three months thereafter for the purpose of removing its chattels, machinery, equipment and fixtures therefrom;

(b)	turn over to the Optionors originals of all maps, reports, assay results and other data and documentation with respect to the Property in Far’s possession;

(c)	leave the Property free and clear of all liens and encumbrances and in good standing for a period of one year following the date of termination with respect to the payment of all taxes and other land holding costs; and

(d)	leave the Property in a safe condition in accordance with any applicable requirements of law.

5.4.	Forfeiture. Upon the termination of this Agreement, whether by the Optionors or by Far:

(a)	Far forfeits any and all interest in the Property hereunder and shall cease to be liable to the Optionors in debt, damages or otherwise save for the performance of those of its obligations which theretofore should have been performed; and

(b)	for the avoidance of doubt, Far also forfeits any payments or issuances it has made under section 2.2.

Part 6              CONFIDENTIALITY

6.1.	No Disclosure. A Party which receives information (the “Recipient”) from another Party (the “Discloser”) with respect to the Property or this Agreement shall not disclose such information (“Confidential Information”) to any third party without the prior written consent of the Discloser, unless such information:

(a)	is or subsequently becomes publicly available,

(b)	became known to Recipient before the Discloser’s disclosure of such information to Recipient, as evidenced by the Recipient’s written records,

(c)	was obtained in good faith from a third party not under any obligation of confidentiality or secrecy for such information, or

(d)	was independently developed by Recipient as evidenced by the Recipient’s written records.

6.2.	Required Disclosure. If the Recipient is compelled to disclose Confidential Information by law or regulatory order, it may do so provided that Recipient shall first notify the Discloser before such disclosure in order to give the Discloser a reasonable opportunity to seek an appropriate protective order and/or waive compliance with the terms of this Agreement and if Recipient is still required to make a disclosure, Recipient shall disclose only as much of the information as is required by law or regulatory order.

6.3.	Return or Destruction of Information. Within five business days of receipt of the Discloser’s request, a Recipient shall destroy or return to the Discloser all materials containing Confidential Information, and at the Discloser’s option, the Recipient shall certify that it has fully satisfied this request.

Part 7              GENERAL

7.1.	Entire Agreement. This Agreement contains the whole agreement between the Parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions between the Parties and there are no representations, warranties, covenants, conditions or other terms other than expressly contained in this Agreement.

7.2.	Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not affect the validity, legality or enforceability of any other provision hereof

7.3.	Further Assurances. Each Party will execute and deliver to the other any additional instruments and will take any additional steps that may be reasonably required to give full effect to this Agreement.

7.4.	No Assignment. This Agreement, which includes any interest granted or right arising under this Agreement, may not be assigned or transferred without the prior written consent of the other Party.

7.5.	Amendment & Waiver. No amendment to this Agreement will be valid or binding unless set forth in writing and duly executed by all the Parties. No waiver of any breach of any term or provision of this Agreement will be effective or binding unless made in writing and signed by the Party purporting to give the same, and unless otherwise provided, will be limited to the specific breach waived.

7.6.	Enurement. This Agreement binds and enures to the benefit of the Parties and their respective successors and permitted assigns.

7.7.	Notice. All notices or communications required in this Agreement shall be given in writing and must be delivered to the address(es) set forth above (or at such other address as the other Party may direct in writing): (a) in person, (b) by facsimile, (c) by registered mail, or (d) by a commercial courier that provides a signature of receipt. Any such communication shall be effective only upon delivery, which for any communication given by facsimile shall mean the transmission date as confirmed by the facsimile transmission report. A signed receipt for the communication shall constitute proof of delivery, but if the sender can prove that delivery was made as provided for above, then it will constitute delivery despite the absence of a signed receipt. If a communication is rejected or undeliverable through no fault of the sender, notice will be deemed served one business day after the date of attempted service.

7.8.	Independent Legal Advice. All Parties acknowledges and agrees that each Party has been advised to obtain independent legal, accounting, investment and tax advice prior to the execution and delivery of this Agreement, and in the event a Party did not avail itself of that opportunity before signing this Agreement, such Party did so voluntarily and without any undue pressure or influence of any of the other Parties and that any failure to obtain independent legal, accounting, investment or tax advice shall not be used as a defense to the enforcement of a Party’s obligations under this Agreement.

7.9.	Force Majeure. The Parties will exercise every reasonable effort to meet their respective obligations hereunder but shall not be liable for any delay resulting from force majeure or other cause beyond their reasonable control, including but not limited to an act of God, fire, strike, lockout, national disaster, war, riot or transportation problem. Any such cause will extend the time of performance of the delayed obligation to the extent of the delay so incurred.

[the rest of this page left intentionally blank]

7.10.	Execution by Counterparts. This Agreement may be executed in counterparts with original, telefacsimile or electronic signatures, with each counterpart when delivered to be deemed an original and all of which when taken together to constitute one and the same instrument.

The Parties have executed this Agreement on the date first written above.

TOP NOTCH MARKETING, LTD.

Per: Anita Gontier, Director

SIGNED, SEALED and DELIVERED by R. Ross Blusson in the presence of:

Signature of Witness	R. Ross Buisson

Name of Witness

Address of Witness

DOUBLE-U-EM INVESTMENTS LTD.

Per: Wayne Morgan, Director

FAR RESOURCES LTD.

Per: Keith Anderson, CEO

7.10.	Execution by Counterparts. This Agreement may be executed in counterparts with original, telefacsimile or electronic signatures, with each counterpart when delivered to be deemed an original and all of which when taken together to constitute one and the same instrument.

The Parties have executed this Agreement on the date first written above.

TOP NOTCH MARKETING, LTD.

Per: Anita Gontier, Director

SIGNED, SEALED and DELIVERED by R. Ross Blusson in the presence of:

Signature of Witness	R. Ross Buisson
Mona Blusson
Name of Witness
470 W 37th Ave.
Address of Witness
Vancouver BC V5Y2N3

DOUBLE-U-EM INVESTMENTS LTD.

Per: Wayne Morgan, Director

FAR RESOURCES LTD.

Per: Keith Anderson, CEO

7.10.	Execution by Counterparts. This Agreement may be executed in counterparts with original, telefacsimile or electronic signatures, with each counterpart when delivered to be deemed an original and all of which when taken together to constitute one and the same instrument.

The Parties have executed this Agreement on the date first written above.

TOP NOTCH MARKETING, LTD.

Per: Anita Gontier, Director

SIGNED, SEALED and DELIVERED by R. Ross Blusson in the presence of:

Signature of Witness	R. Ross Buisson

Name of Witness

Address of Witness

DOUBLE-U-EM INVESTMENTS LTD.

Per: Wayne Morgan, Director

FAR RESOURCES LTD.

Per: Keith Anderson, CEO